Exhibit 99.1

Porter Bancorp, Inc. Announces Second Quarter 2012 Results

LOUISVILLE, Ky.--(BUSINESS WIRE)--July 26, 2012--Porter Bancorp, Inc. (NASDAQ: PBIB), parent company of PBI Bank, with 18 full-service banking offices in Kentucky, today reported unaudited results for the second quarter of 2012.

The Company reported net loss to common shareholders of $319,000, or ($0.03) per diluted share, for the second quarter of 2012 compared with net loss to common shareholders of $39.0 million, or ($3.33) per diluted share, for the second quarter of 2011. Net income available to common shareholders for the six months ended June 30, 2012, was $661,000, or $0.06 per diluted common share, compared with net loss to common shareholders of $38.6 million, or ($3.30) per diluted share, for the six months ended June 30, 2011.

The improvement for the second quarter and first six months of 2012 compared with the same periods of 2011 was primarily attributable to lower provision for loan losses expense, lower OREO expense, and an increase in gain on sale of investment securities. Additionally, 2011 results were negatively impacted by a non-recurring 100% goodwill impairment charge of $23.8 million. These improvements were partially offset by lower net interest income in the second quarter and first six months of 2012, compared with 2011, as average earning assets declined $256.6 million and net interest margin declined 10 basis points between the six months ended June 30, 2012, and the six months ended June 30, 2011.

Non-performing loans decreased to $81.7 million, or 7.85% of total loans, at June 30, 2012, compared with $98.0 million, or 8.92% of total loans, at March 31, 2012. Non-performing assets increased to $136.1 million, or 10.2% of total assets, compared with $133.5 million, or 9.61% of total assets, at March 31, 2012.

Foreclosed properties at June 30, 2012 increased to $54.4 million compared with $35.6 million at March 31, 2012, and $49.9 million at June 30, 2011. The Company acquired $23.9 million of OREO and sold $4.8 million of OREO during the second quarter of 2012. Our ratio of non-performing assets to total assets increased to 10.2% at June 30, 2012, compared with 6.65% at June 30, 2011.

At June 30, 2012, PBI Bank’s Tier 1 leverage ratio was 7.38% and its Total risk-based capital ratio was 11.71%, which are below the minimums of 9.0% and 12.0% required by the Bank’s Consent Order. At June 30, 2012, Porter Bancorp’s leverage ratio was 7.56%, compared with 7.30% at March 31, 2012, and 6.53% at December 31, 2011, and its Total risk-based capital ratio was 11.94% compared with 11.68% at March 31, 2012, and 11.22% at December 31, 2011. We are continuing our efforts to strengthen our capital levels and comply with the Consent Order.

Non-Accrual Loan Activity

(in thousands)
Non-accrual loans at March 31, 2012	$97,230
Net principal pay-downs	(4,084)
Charge-offs	(4,902)
Loans foreclosed and transferred to OREO	(15,243)
Loans placed on non-accrual during the period	8,652

Non-accrual loans at June 30, 2012	$81,653

Other Real Estate Owned (OREO) Activity (Net of Allowance)

(in thousands)
OREO at March 31, 2012	$35,574
Real estate acquired	23,910
Valuation adjustment write downs	(350)
Proceeds from sales of properties	(4,223)
Gain (loss) on sales, net	(546)

OREO at June 30, 2012	$54,365

PBIB-G PBIB-F

Forward-Looking Statements

Statements in this press release relating to Porter Bancorp’s plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “seek,” “plan,” “strive” or similar words, or negatives of these words, identify forward-looking statements. These forward-looking statements are based on management’s current expectations. Porter Bancorp’s actual results in future periods may differ materially from those currently expected due to various risks and uncertainties, including those discussed under “Risk Factors” in the Company’s Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission. The forward-looking statements in this press release are made as of the date of the release and Porter Bancorp does not assume any responsibility to update these statements.

Additional Information

Unaudited supplemental financial information for the second quarter ending June 30, 2012 follows.

PORTER BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	Three	Three	Three	Six	Six
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	6/30/12	3/31/12	6/30/11	6/30/12	6/30/11

Income Statement Data
Interest income	$14,812	$15,755	$19,198	$30,567	$38,814
Interest expense	4,017	4,301	5,757	8,318	11,605

Net interest income	10,795	11,454	13,441	22,249	27,209
Provision for loan losses	4,000	3,750	13,700	7,750	18,800

Net interest income after provision	6,795	7,704	(259)	14,499	8,409

Service charges on deposit accounts	556	554	659	1,110	1,289
Income from fiduciary activities	291	251	246	542	501
Gains on sales of loans originated for sale	77	45	320	122	541
Gains on sales of securities, net	1,511	2,019	1,025	3,530	1,108
Other	583	576	615	1,159	1,213

Non-interest income	3,018	3,445	2,865	6,463	4,652

Salaries & employee benefits	3,982	4,312	4,180	8,294	8,304
Occupancy and equipment	969	886	981	1,855	1,953
Goodwill impairment	—	—	23,794	—	23,794
Other real estate owned expense	1,205	1,257	22,109	2,462	23,476
FDIC insurance	832	873	855	1,705	1,710
Franchise tax	592	592	582	1,184	1,164
Loan collection expense	586	360	925	946	1,187
Professional fees	567	356	354	923	634
Communications expense	168	180	165	348	333
Postage and delivery	109	122	128	231	251
Advertising	28	33	87	61	189
Other	624	676	599	1,300	1,159

Non-interest expense	9,662	9,647	54,759	19,309	64,154

Income (loss) before income taxes	151	1,502	(52,153)	1,653	(51,093)
Income tax expense (benefit)	—	—	(12,164)	—	(11,903)

Net income (loss)	151	1,502	(39,989)	1,653	(39,190)
Less:
Dividends on preferred stock	438	437	437	875	875
Accretion on preferred stock	45	45	44	90	88
Earnings (loss) allocated to participating securities	(13)	35	(1,510)	27	(1,552)

Net income (loss) available to common	$(319)	$985	$(38,960)	$661	$(38,601)

Weighted average shares – Basic	11,733,156	11,735,451	11,718,656	11,701,655	11,705,247
Weighted average shares – Diluted	11,733,156	11,735,451	11,718,656	11,701,655	11,705,247

Basic earnings (loss) per common share	$(0.03)	$0.08	$(3.33)	$0.06	$(3.30)
Diluted earnings (loss) per common share	$(0.03)	$0.08	$(3.33)	$0.06	$(3.30)
Cash dividends declared per common share	$0.00	$0.00	$0.01	$0.00	$0.02

PORTER BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	Three	Three	Three	Six	Six
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	6/30/12	3/31/12	6/30/11	6/30/12	6/30/11

Average Balance Sheet Data
Assets	$1,363,340	$1,412,606	$1,708,552	$1,387,973	$1,723,321
Loans	1,078,497	1,119,181	1,268,196	1,098,839	1,279,461
Earning assets	1,307,520	1,350,878	1,580,185	1,329,199	1,585,842
Deposits	1,231,281	1,279,287	1,473,459	1,255,284	1,477,304
Long-term debt and advances	38,959	39,551	51,340	39,255	49,816
Interest bearing liabilities	1,159,447	1,207,855	1,431,757	1,183,651	1,433,229
Stockholders’ equity	83,987	84,659	166,602	84,323	178,527

Performance Ratios
Return on average assets	0.04%	0.43%	(9.39)%	0.24%	(4.59)%
Return on average equity	0.72	7.14	(96.27)	3.94	(44.27)
Yield on average earning assets (tax equivalent)	4.59	4.73	4.91	4.66	4.97
Cost of interest bearing liabilities	1.39	1.43	1.61	1.41	1.63
Net interest margin (tax equivalent)	3.35	3.45	3.45	3.40	3.50
Efficiency ratio	78.54	74.90	202.64	76.68	131.24

Loan Charge-off Data
Loans charged-off	$(6,438)	$(2,582)	$(8,596)	$(9,020)	$(14,463)
Recoveries	79	206	14	285	95

Net charge-offs	$(6,359)	$(2,376)	$(8,582)	$(8,735)	$(14,368)

PORTER BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	As of	As of	As of	As of
	6/30/12	3/31/12	12/31/11	6/30/11

Assets
Loans	$1,041,292	$1,098,962	$1,136,717	$1,250,023
Loan loss reserve	(51,594)	(53,953)	(52,579)	(38,717)

Net loans	989,698	1,045,009	1,084,138	1,211,306
Securities available for sale	194,091	174,918	158,833	157,524
Federal funds sold & interest bearing deposits	30,762	62,560	92,034	151,362
Cash and due from financial institutions	5,599	10,047	13,928	23,731
Premises and equipment	21,223	21,296	21,541	21,888
Other real estate owned	54,365	35,574	41,449	49,913
Deferred tax assets	—	—	—	20,873
Accrued interest receivable and other assets	39,114	40,219	43,501	39,864

Total Assets	$1,334,852	$1,389,623	$1,455,424	$1,676,461

Liabilities and Equity
Certificates of deposit	$909,504	$951,503	$1,024,333	$1,131,342
Interest checking	82,208	85,608	87,653	81,776
Money market	60,704	63,701	64,302	83,083
Savings	39,509	38,631	36,357	36,519

Total interest bearing deposits	1,091,925	1,139,443	1,212,645	1,332,720
Demand deposits	112,797	114,304	111,118	102,777

Total deposits	1,204,722	1,253,747	1,323,763	1,435,497
Federal funds purchased & repurchase agreements	2,501	1,926	1,738	11,000
FHLB advances	6,398	6,789	7,116	38,937
Junior subordinated debentures	32,200	32,425	32,650	33,325
Accrued interest payable and other liabilities	7,526	11,945	7,628	7,250

Total liabilities	1,253,347	1,306,832	1,372,895	1,526,009
Stockholders’ equity	81,505	82,791	82,529	150,452

Total Liabilities and Stockholders’ Equity	$1,334,852	$1,389,623	$1,455,424	$1,676,461

Ending shares outstanding	11,934,872	11,822,102	11,824,472	11,840,670
Book value per common share	$3.62	$3.76	$3.74	$9.47
Tangible book value per common share	3.44	3.57	3.54	9.25

Asset Quality Data
Loan 90 days or more past due still on accrual	$88	$733	$1,350	$1,146
Non-accrual loans	81,653	97,230	92,020	60,331

Total non-performing loans	81,741	97,963	93,370	61,477
Real estate acquired through foreclosures	54,365	35,574	41,449	49,913
Other repossessed assets	5	11	5	54

Total non-performing assets	$136,111	$133,548	$134,824	$111,444

Non-performing loans to total loans	7.85%	8.92%	8.22%	4.92%
Non-performing assets to total assets	10.20	9.61	9.26	6.65
Allowance for loan losses to non-performing loans	63.12	55.07	56.31	62.98
Allowance for loan losses to total loans	4.96	4.91	4.63	3.10

Risk-based Capital Ratios
Tier 1 leverage ratio	7.56%	7.30%	6.53%	9.97%
Tier 1 risk-based capital ratio	9.95	9.68	9.23	13.64
Total risk-based capital ratio	11.94	11.68	11.22	15.58

FTE employees	300	298	291	301

CONTACT:
Porter Bancorp, Inc.
Maria L. Bouvette, 502-499-4800
Chairman and CEO